UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2016

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware		47-5081182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                Regulation FD Disclosure.

German American Capital Corporation has notified Red Rock Resorts, Inc. (the “Company”) and Station Holdco LLC (“Holdco”) that it has elected to exchange  all  of its units of  limited liability company interest in  Holdco and shares of Class B Common Stock of the Company for shares of Class A Common Stock of the Company pursuant to the Exchange Agreement entered into in connection with the Company’s initial public offering.  German American Capital Corporation has further informed the Company that it has sold all 19,622,678 shares of Class A Common Stock that will be issued upon such exchange.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Rock Resorts, Inc.

Date: November 10, 2016	By:	/s/ Marc J. Falcone
Marc J. Falcone
Executive Vice President, Chief Financial Officer and Treasurer